UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
June 15, 2011
F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One F.N.B. Boulevard Hermitage, Pennsylvania	16148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 981-6000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 15, 2011, F.N.B. Corporation (“FNB”), the parent company of First National Bank of Pennsylvania (“FNB Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parkvale Financial Corporation (“Parkvale”), the parent company of Parkvale Savings Bank (“Parkvale Savings”), pursuant to which Parkvale will merge with and into FNB (the “Merger”). Promptly following consummation of the Merger, it is expected that Parkvale Savings will merge with and into FNB Bank (the “Bank Merger”).
     Under the terms of the Merger Agreement, shareholders of Parkvale will receive 2.178 shares (the “Exchange Ratio”) of FNB common stock for each share of common stock they own. The Merger Agreement also provides that all options to purchase Parkvale stock which are outstanding and unexercised immediately prior to the closing (“Continuing Options”) shall be converted into fully vested and exercisable options to purchase shares of FNB common stock, as adjusted for the Exchange Ratio.
     The Merger Agreement provides that each outstanding share of Parkvale’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Parkvale TARP Preferred”), unless repurchased or redeemed prior to the Merger, will be converted into the right to receive one share of FNB preferred stock with substantially the same rights, powers and preferences as the Parkvale TARP Preferred. The outstanding warrant (the “Parkvale TARP Warrant”) to purchase Parkvale common stock, which was issued on December 23, 2008 to the United States Department of the Treasury (“Treasury”) will be converted into a warrant to purchase FNB common stock, subject to appropriate adjustments to reflect the Exchange Ratio. Subject to the receipt of requisite regulatory approvals, the parties have agreed to use their best efforts to have the Parkvale TARP Preferred either purchased by FNB or one of its subsidiaries, in which case it is expected to be extinguished upon consummation of the Merger, or repurchased or redeemed by Parkvale. The FNB also may elect to have the Parkvale TARP Warrant is also expected to bepurchased, redeemed or repurchased or redeemed prior to or upon consummation of the Merger.
     At the closing of the Merger, FNB will expand the size of its Board of Directors by one member and appoint Mr. Robert J. McCarthy, Jr., Parkvale’s President and Chief Executive Officer, as a director of FNB. In addition, the FNB Bank Board of Directors also will be increased by one at the closing of the Merger and another mutually agreed upon member of the Board of Directors of Parkvale or Parkvale Savings will be appointed to such position.
     The Merger Agreement contains (a) customary representations and warranties of Parkvale and FNB, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements, and compliance with applicable laws, (b) covenants of Parkvale and FNB to conduct their respective business in the ordinary course until the Merger is completed; and (c) covenants of Parkvale and FNB not to take certain actions during such period. Parkvale has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Consummation of the Merger is subject to certain conditions, including, among others, approval of the Merger by shareholders of Parkvale, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of the other party, effectiveness of the registration statement to be filed by FNB with the SEC to register shares of FNB common stock to be offered to Parkvale shareholders, absence of a material adverse effect, receipt of tax opinions, and the absence of any injunctions or other legal restraints.
     The Merger Agreement also contains certain termination rights for Parkvale and FNB, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Merger Agreement; if, subject to certain conditions, the Merger has not been completed by April 30, 2012; a breach by the other party that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; Parkvale’s shareholders failing to approve the transaction by the required vote; entry by the Board of Directors of Parkvale into an alternative business combination transaction pursuant to a superior proposal, as defined; or the failure by the Board of Directors of Parkvale to recommend the Merger to its shareholders. If the Merger is not consummated under certain circumstances, Parkvale has agreed to pay FNB a termination fee of $6.0 million.
     The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which will be filed by amendment as Exhibit 2.1.
Item 8.01 Other Events.
On June 15, 2011, F.N.B. Corporation and Parkvale Financial Corporation issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Forward-Looking Statements
This Current Report on Form 8-K contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving FNB’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in FNB’s and Parkvale’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Parkvale’s shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating FNB’s and Parkvale’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FNB’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Additional Information
In connection with the proposed merger, FNB will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Parkvale and a Prospectus of FNB, as well as other relevant documents concerning the proposed transaction. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials (when they become available), and any other documents F.N.B. Corporation has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317.
Investors will be able to obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about FNB and Parkvale at the SEC’s Internet site (http://www.sec.gov).
Item 9.01. Financial Statements and Exhibits.

Exhibit No	Exhibit Description
99.1	Joint Press Release dated June 15, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits,
Chief Executive Officer

Date: June 15, 2011